Artisan Partners Asset Management Inc. Reports 2Q20 Results
Milwaukee, WI - July 28, 2020 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three and six months ended June 30, 2020, and declared a quarterly dividend.
Chairman and CEO, Eric Colson, said, "At Artisan Partners, we focus on people, investments and trust. We invest in talented people, a flexible investment platform and long-term relationships. These investments take time and patience. The outcomes are uneven over short periods. Over the long term, though, our philosophy and model compound capital for clients, create opportunities for our associates and grow business value for our shareholders.
"Our approach to people is personalized and patient. People value and fear different things, and their preferences and priorities change over time. We treat people as individuals and remain flexible. We embrace the fact that individuals grow and change over their careers and lives. We avoid jamming people into a single environment, culture or structure. And we are patient, giving talented people resources and time to generate successful outcomes.
"This approach has resulted in nine successful investment franchises at Artisan Partners—each with steady leadership and proven investment results. Since inception, 15 of our 18 investment strategies have outperformed their benchmarks, after fees. Twelve strategies have beaten their benchmarks by an average of 200 basis points or more, per year, since inception, after fees. More recently, our strategies have performed well through the volatile first six months of this year, with 12 of 18 strategies outperforming their benchmarks, after fees, resulting in 606 basis points of firm-wide gross alpha.
"We are highly selective about the opportunities we pursue, and we are careful to maintain the operational and business capacity to capitalize on the best opportunities when they arise—the timing of which is impossible to predict. Our three most recent portfolio manager additions are good examples of how we act opportunistically to hire great investors and then partner with them to methodically build investment franchises.
"In late 2018, we took the opportunity to hire Rezo Kanovich, an accomplished international equity portfolio manager, and partner with him to launch the Artisan International Small-Mid Growth strategy. Since inception 18 months ago, Rezo and his team have generated a cumulative return of 37.2%, after fees, compared to 6.8% for their benchmark index, and we have built the business to $3.4 billion in AUM.
"In 2017, Chris Smith joined Artisan Partners and established the Thematic team. Since launch, the team’s Thematic strategy has generated a cumulative return of 95.0%, after fees, compared to 38.5% for the S&P 500. The mutual fund managed by the team, the Artisan Focus Fund, has a five-star Overall Morningstar Rating and ranks number 23 out of 358 funds in its Morningstar category. Today, the Thematic team manages $2.6 billion in AUM.
"Lastly, we recently celebrated the fifth anniversary of Lewis Kaufman joining the firm and launching the Developing World strategy. He and his team have generated a cumulative return of 103.1% since inception, after fees, compared to 15.1% for the emerging markets index. The Artisan Developing World fund also has a five-star Overall Morningstar Rating, ranks number 2 out of 177 funds in its Morningstar category and has $5.4 billion in assets.
"We continue to operate well in the largely work-from-home environment. Our investment teams have taken advantage of market volatility to invest opportunistically. Our distribution professionals have used technology to communicate with existing clients, prospects and new relationships. And our operations professionals continue to support our mobile and flexible environment.
"The operating capacity and long-term relationships we have built over many years are paying off. Our high value-added, active approach to investing and strong investment results are resonating in the marketplace. Since March, we have raised significant capital across our business, from both existing and new clients. Uncertainty and volatility have created opportunities, and allocators are turning to us because they trust us to do things well—and to do things right.
"Trust is an asset that is every bit as important and valuable as our people, our investment platform and our track record. We are deeply gratified by all of the people—clients, associates and shareholders—who place their trust in us. We will continue to do all that we can to fulfill it."

The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$120.6	$95.2	$113.8	$120.6	$113.8
Average	109.3	113.8	110.2	111.6	107.6

Consolidated Financial Results (GAAP)
Revenues	$203.0	$202.8	$200.7	$405.8	$387.7
Operating income	76.6	71.0	70.9	147.6	128.6
Operating margin	37.8%	35.0%	35.3%	36.4%	33.2%
Net income attributable to Artisan Partners Asset Management Inc.	$46.2	$34.8	$39.2	$81.0	$70.7
Basic and diluted earnings per share	0.72	0.53	0.66	1.26	1.15

Adjusted[1] Financial Results
Adjusted EBITDA[2]	$78.3	$72.8	$72.8	$151.1	$133.0
Adjusted net income	55.9	51.7	52.4	107.6	94.7
Adjusted net income per adjusted share	0.71	0.66	0.67	1.37	1.22

______________________________________
1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.

June 2020 Quarter Compared to March 2020 Quarter
AUM increased to $120.6 billion at June 30, 2020, an increase of $25.4 billion, or 27%, compared to $95.2 billion at March 31, 2020, as a result of $22.1 billion in positive investment returns and $3.3 billion of net client cash inflows. For the quarter, average AUM decreased 4% to $109.3 billion from $113.8 billion in the March 2020 quarter.
Revenues of $203.0 million in the June 2020 quarter increased $0.2 million from $202.8 million in the March 2020 quarter, primarily due to a $5.1 million increase in performance fee revenue and an increase in the weighted average fee rate, partially offset by lower average AUM.
Operating expenses of $126.4 million in the June 2020 quarter decreased $5.4 million, or 4%, from $131.8 million in the March 2020 quarter, primarily as a result of lower seasonal expenses, which include employer funded retirement and health care contributions, payroll taxes, and non-employee director compensation. Operating expenses were also lower due to a decrease in travel and entertainment expenses resulting from reduced travel in response to the COVID-19 pandemic. Incentive compensation expense as a percentage of revenues increased slightly as a result of incentive compensation paid on a higher level of performance fee revenue in the June 2020 quarter.
Operating margin increased to 37.8% in the June 2020 quarter from 35.0% in the March 2020 quarter.
Investment gains on seed investments were $6.6 million in the June 2020 quarter, compared to investment losses on seed investments of $8.1 million in the March 2020 quarter. These investment gains and losses are net of income attributable to third party shareholders of consolidated investment products.
GAAP net income was $46.2 million, or $0.72 per basic and diluted share, in the June 2020 quarter, compared to GAAP net income of $34.8 million, or $0.53 per basic and diluted share in the March 2020 quarter. Adjusted net income was $55.9 million, or $0.71 per adjusted share, in the June 2020 quarter, compared to adjusted net income of $51.7 million, or $0.66 per adjusted share, in the March 2020 quarter.

June 2020 Quarter Compared to June 2019 Quarter
AUM at June 30, 2020, was $120.6 billion, up from $113.8 billion at June 30, 2019. The change in AUM over the one-year period was due to $5.6 billion of positive investment returns and $1.2 billion of net client cash inflows. Average AUM for the June 2020 quarter was $109.3 billion, 1% lower than average AUM for the June 2019 quarter.
Revenues of $203.0 million in the June 2020 quarter increased $2.3 million, or 1%, from $200.7 million in the June 2019 quarter primarily due to a $3.7 million increase in performance fee revenue.
Operating expenses of $126.4 million in the June 2020 quarter decreased $3.4 million, or 3%, from $129.8 million in the June 2019 quarter, primarily as a result of lower equity-based compensation expense, a decrease in travel and entertainment expenses, and lower technology costs. The decreases were partially offset by higher incentive compensation expense related to increased revenues.
Operating margin was 37.8% for the June 2020 quarter compared to 35.3% for the June 2019 quarter.
Investment gains on seed investments were $6.6 million in the June 2020 quarter, compared to investment gains of $2.0 million in the June 2019 quarter.
GAAP net income was $46.2 million, or $0.72 per basic and diluted share, in the June 2020 quarter, compared to GAAP net income of $39.2 million, or $0.66 per basic and diluted share, in the June 2019 quarter. Adjusted net income was $55.9 million, or $0.71 per adjusted share, in the June 2020 quarter, compared to adjusted net income of $52.4 million, or $0.67 per adjusted share, in the June 2019 quarter.

Six Months Ended June 2020 Compared to Six Months Ended June 2019
AUM increased to $120.6 billion at June 30, 2020, up 6% compared to $113.8 billion at June 30, 2019. Average AUM for the June 2020 six-month period was $111.6 billion, 4% higher than average AUM of $107.6 billion for the June 2019 six-month period due to higher AUM at the beginning of 2020 compared to 2019.
Revenues of $405.8 million for the six months ended June 2020 increased $18.1 million, or 5%, from $387.7 million for the six months ended June 2019 primarily due to higher average AUM and a $6.5 million increase in performance fee revenue.
Operating expenses of $258.2 million for the six months ended June 2020 decreased $0.9 million from $259.1 million for the six months ended June 2019. Higher compensation expense related to increased revenues and an increased number of employees was more than offset by lower equity-based compensation expense, a decrease in travel and entertainment expenses, an occupancy charge taken during the six months ended June 2019 related to the exit of an office space, and lower technology costs.
Operating margin was 36.4% for the six months ended June 2020 compared to 33.2% for the six months ended June 2019.
GAAP net income was $81.0 million, or $1.26 per basic and diluted share, for the six months ended June 2020, compared to net income of $70.7 million, or $1.15 per basic and diluted share, for the six months ended June 2019. Adjusted net income was $107.6 million, or $1.37 per adjusted share, for the six months ended June 2020, an increase of 14% compared to adjusted net income of $94.7 million, or $1.22 per adjusted share, for the six months ended June 2019.

Capital Management & Balance Sheet
Cash and cash equivalents were $190.9 million at June 30, 2020, compared to $134.6 million at December 31, 2019. The Company paid a variable quarterly dividend of $0.61 per share of Class A common stock during the June 2020 quarter. The Company had total borrowings of $200.0 million at June 30, 2020, and December 31, 2019.

During the June 2020 quarter, limited partners of Artisan Partners Holdings exchanged 722,636 common units for 722,636 Class A common shares. The exchanges increased the Company’s public float of Class A common stock by 722,636 shares, or 1.2%.
Total stockholders’ equity was $125.8 million at June 30, 2020, compared to $138.5 million at December 31, 2019. The Company had 61.4 million Class A common shares outstanding at June 30, 2020. The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.6X at June 30, 2020.
Dividend
The Company’s board of directors declared a variable quarterly dividend of $0.67 per share of Class A common stock with respect to the June 2020 quarter. The dividend will be paid on August 31, 2020, to shareholders of record as of the close of business on August 17, 2020. Based on our projections and subject to change, we expect some portion of the 2020 dividend payments to constitute a return of capital for tax purposes.
The variable quarterly dividend represents approximately 80% of the cash generated in the June 2020 quarter. Subject to board approval each quarter, we currently expect to pay a quarterly dividend of approximately 80% of the cash the Company generates each quarter. After the end of the year, our board will consider payment of a special dividend.
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Conference Call
The Company will host a conference call on July 29, 2020 at 1:00 p.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chairman and Chief Executive Officer, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10145723. A replay of the call will be available until August 5, 2020 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10145723. An audio recording will also be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other damage to our reputation and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 18, 2020, as such factors may be updated from time to time. Our periodic and current reports are accessible on the SEC's website at www.sec.gov. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
Results for any investment strategy described herein, and for different investment products within a strategy, are affected by numerous factors, including different material market or economic conditions; different investment management fee rates, brokerage commissions and other expenses; and the reinvestment of dividends or other earnings. The returns for any strategy may be positive or negative, and past performance does not guarantee future results.
Unless otherwise noted, composite returns have been presented gross of investment advisory fees applied to client accounts, but include applicable trade commissions and transaction costs. Management fees, when reflected, would reduce the results presented for an investor in an account managed within a Composite. Net-of-fees composite returns presented in these materials were calculated using the highest model investment advisory fees applicable to portfolios within the Composite. Fees may be higher for certain pooled vehicles, and the Composite may include accounts with performance-based fees. Index returns do not reflect the payment of fees and expenses. Composite data shown for the Artisan High Income strategy is represented by a single account.
Morningstar data ©2020, Morningstar, Inc. All Rights Reserved. Morningstar data contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. The Morningstar Rating is initially given on a fund’s three year track record and change monthly. Exchange-traded funds and open-ended mutual funds are considered a single population for comparative purposes. It is calculated based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a managed product’s monthly excess performance, placing more emphasis on downward variations and rewarding consistent performance. The top 10% of products in each product category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive 1 star. The Overall Morningstar Rating for a managed product is derived from a weighted average of the performance figures associated with its three-, five-, and 10-year (if applicable) Morningstar Rating metrics. As of June 30, 2020, Artisan Focus Fund Investor Share was rated and performance ranked within 358 managed products for the 3-yr period in Morningstar’s Large Growth category; Artisan Developing World Fund Investor Share was rated and performance ranked within 177 managed products for the 5-yr period in Morningstar’s Diversified Emerging Markets category; other share classes may vary.
None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service.
Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Exhibit 1
Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$117.1	$122.8	$120.1	$239.9	$234.4
Separate accounts	77.9	77.1	76.3	155.0	148.9
Performance fees	8.0	2.9	4.3	10.9	4.4
Total revenues	203.0	202.8	200.7	405.8	387.7

Operating expenses
Compensation and benefits	102.2	104.7	101.5	206.9	200.8
Distribution, servicing and marketing	5.4	5.5	5.8	10.9	11.2
Occupancy	5.2	5.2	5.3	10.4	12.9
Communication and technology	9.7	9.2	10.3	18.9	19.7
General and administrative	3.9	7.2	6.9	11.1	14.5
Total operating expenses	126.4	131.8	129.8	258.2	259.1
Operating income	76.6	71.0	70.9	147.6	128.6
Interest expense	(2.7)	(2.7)	(2.8)	(5.4)	(5.6)
Net investment gain (loss) of consolidated investment products	12.9	(12.9)	2.1	—	4.4
Other net investment gain (loss)	1.2	(2.3)	1.3	(1.1)	3.3
Total non-operating income (expense)	11.4	(17.9)	0.6	(6.5)	2.1
Income before income taxes	88.0	53.1	71.5	141.1	130.7
Provision for income taxes	16.2	9.5	11.5	25.7	20.9
Net income before noncontrolling interests	71.8	43.6	60.0	115.4	109.8
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	18.2	16.1	19.8	34.3	37.1
Less: Net income attributable to noncontrolling interests - consolidated investment products	7.4	(7.3)	1.0	0.1	2.0
Net income attributable to Artisan Partners Asset Management Inc.	$46.2	$34.8	$39.2	$81.0	$70.7

Basic and diluted earnings per share - Class A common shares	$0.72	$0.53	$0.66	$1.26	$1.15

Average shares outstanding
Class A common shares	55.9	53.3	51.2	54.6	50.7
Unvested restricted share-based awards	5.4	5.1	5.2	5.3	5.0
Total average shares outstanding	61.3	58.4	56.4	59.9	55.7

Exhibit 2
Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$46.2	$34.8	$39.2	$81.0	$70.7
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	18.2	16.1	19.8	34.3	37.1
Add back: Provision for income taxes	16.2	9.5	11.5	25.7	20.9
Add back: Net investment (gain) loss of investment products attributable to APAM	(6.6)	8.1	(2.0)	1.5	(4.9)
Less: Adjusted provision for income taxes	18.1	16.8	16.1	34.9	29.1
Adjusted net income (Non-GAAP)	$55.9	$51.7	$52.4	$107.6	$94.7

Average shares outstanding
Class A common shares	55.9	53.3	51.2	54.6	50.7
Assumed vesting or exchange of:
Unvested restricted share-based awards	5.4	5.1	5.2	5.3	5.0
Artisan Partners Holdings LP units outstanding (non-controlling interest)	17.7	20.1	21.7	18.8	22.2
Adjusted shares	79.0	78.5	78.1	78.7	77.9

Basic and diluted earnings per share (GAAP)	$0.72	$0.53	$0.66	$1.26	$1.15
Adjusted net income per adjusted share (Non-GAAP)	$0.71	$0.66	$0.67	$1.37	$1.22

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$46.2	$34.8	$39.2	$81.0	$70.7
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	18.2	16.1	19.8	34.3	37.1
Add back: Net investment (gain) loss of investment products attributable to APAM	(6.6)	8.1	(2.0)	1.5	(4.9)
Add back: Interest expense	2.7	2.7	2.8	5.4	5.6
Add back: Provision for income taxes	16.2	9.5	11.5	25.7	20.9
Add back: Depreciation and amortization	1.6	1.6	1.5	3.2	3.6
Adjusted EBITDA (Non-GAAP)	$78.3	$72.8	$72.8	$151.1	$133.0

Supplemental Non-GAAP Financial Information
The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) net gain (loss) on the tax receivable agreements (if any) and (2) net investment gain (loss) of investment products. These adjustments also remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to APAM. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:
•Adjusted net income represents net income excluding the impact of (1) net gain (loss) on the tax receivable agreements (if any) and (2) net investment gain (loss) of investment products. Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of APAM on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to APAM, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting APAM's current federal, state, and local income statutory tax rates. The adjusted tax rate was 24.5% and 23.5% for the 2020 and 2019 periods presented, respectively.
•Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of APAM on a one-for-one basis.
•Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.
Net gain (loss) on the tax receivable agreements represents the income (expense) associated with the change in estimate of amounts payable under the tax receivable agreements entered into in connection with APAM’s initial public offering and related reorganization.
Net investment gain (loss) of investment products represents the non-operating income (expense) related to the Company’s seed investments, in both consolidated investment products and unconsolidated investment products. Excluding these non-operating market gains or losses on seed investments provides greater transparency to evaluate the profitability and efficiency of the underlying operations of the business.

Exhibit 3
Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	June 30,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$190.9	$134.6
Accounts receivable	94.1	81.9
Investment securities	5.3	23.9
Deferred tax assets	465.6	435.9
Assets of consolidated investment products	115.0	117.4
Operating lease assets	81.8	87.2
Other	49.2	52.7
Total assets	$1,001.9	$933.6

Liabilities and equity
Accounts payable, accrued expenses, and other	$108.0	$36.1
Borrowings	199.2	199.1
Operating lease liabilities	94.9	101.2
Amounts payable under tax receivable agreements	392.1	375.3
Liabilities of consolidated investment products	35.9	40.3
Total liabilities	830.1	752.0

Redeemable noncontrolling interests	46.0	43.1
Total stockholders’ equity	125.8	138.5
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,001.9	$933.6

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
	2020	2020	2019	2020	2019

Beginning assets under management	$95,224	$121,016	$107,803	(21.3)%	(11.7)%
Gross client cash inflows	$11,301	$7,079	4,715	59.6%	139.7%
Gross client cash outflows	$(7,970)	$(7,528)	(5,220)	(5.9)%	(52.7)%
Net client cash flows	3,331	(449)	(505)	841.9%	759.6%
Investment returns and other	22,019	(25,343)	6,545	186.9%	236.4%
Ending assets under management	$120,574	$95,224	$113,843	26.6%	5.9%
Average assets under management	$109,295	$113,802	$110,201	(4.0)%	(0.8)%

	For the Six Months Ended			% Change from
	June 30,	June 30,		June 30,
	2020	2019		2019

Beginning assets under management	$121,016	$96,224		25.8%
Gross client cash inflows	18,380	$9,415		95.2%
Gross client cash outflows	(15,498)	$(11,030)		(40.5)%
Net client cash flows	2,882	(1,615)		278.5%
Investment returns and other	(3,324)	19,234		(117.3)%
Ending assets under management	$120,574	$113,843		5.9%
Average assets under management	$111,638	$107,582		3.8%

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended		By Investment Team									By Vehicle
	Growth	Global Equity	US Value	International Value	Global Value	Sustainable Emerging Markets	Credit	Developing World	Thematic	Total	Artisan Funds & Artisan Global Funds	Separate Accounts [1]	Total
June 30, 2020
Beginning assets under management	$29,691	$22,024	$4,973	$15,895	$13,701	$377	$3,312	$3,366	$1,885	$95,224	$44,426	$50,798	$95,224
Gross client cash inflows	3,484	1,449	255	2,705	1,075	23	946	942	422	11,301	6,818	4,483	11,301
Gross client cash outflows	(1,623)	(2,163)	(358)	(2,139)	(922)	(7)	(351)	(331)	(76)	(7,970)	(5,015)	(2,955)	(7,970)
Net client cash flows	1,861	(714)	(103)	566	153	16	595	611	346	3,331	1,803	1,528	3,331
Investment returns and other	9,527	4,137	1,142	2,732	2,159	84	444	1,419	375	22,019	10,321	11,698	22,019
Net transfers[2]	—	—	—	—	—	—	—	—	—	—	—	—	—
Ending assets under management	$41,079	$25,447	$6,012	$19,193	$16,013	$477	$4,351	$5,396	$2,606	$120,574	$56,550	$64,024	$120,574
Average assets under management	$35,451	$24,250	$5,725	$17,873	$14,912	$422	$3,960	$4,406	$2,296	$109,295	$51,262	$58,033	$109,295

March 31, 2020
Beginning assets under management	$34,793	$27,860	$7,402	$22,000	$19,707	$234	$3,850	$3,374	$1,796	$121,016	$57,288	$63,728	$121,016
Gross client cash inflows	1,420	1,310	441	1,273	640	282	632	588	493	7,079	4,725	2,354	7,079
Gross client cash outflows	(2,157)	(1,346)	(686)	(1,404)	(840)	(4)	(656)	(310)	(125)	(7,528)	(5,575)	(1,953)	(7,528)
Net client cash flows	(737)	(36)	(245)	(131)	(200)	278	(24)	278	368	(449)	(850)	401	(449)
Investment returns and other	(4,365)	(5,800)	(2,184)	(5,974)	(5,806)	(135)	(514)	(286)	(279)	(25,343)	(11,947)	(13,396)	(25,343)
Net transfers[2]	—	—	—	—	—	—	—	—	—	—	(65)	65	—
Ending assets under management	$29,691	$22,024	$4,973	$15,895	$13,701	$377	$3,312	$3,366	$1,885	$95,224	$44,426	$50,798	$95,224
Average assets under management	$33,702	$26,218	$6,337	$20,054	$17,963	$352	$3,754	$3,492	$1,930	$113,802	$53,775	$60,027	$113,802

June 30, 2019
Beginning assets under management	$30,832	$24,727	$7,170	$19,871	$18,449	$201	$3,383	$2,228	$942	$107,803	$51,951	$55,852	$107,803
Gross client cash inflows	1,120	1,358	110	603	277	3	409	579	256	4,715	3,081	1,634	4,715
Gross client cash outflows	(1,282)	(1,535)	(441)	(1,101)	(562)	(5)	(144)	(130)	(20)	(5,220)	(3,736)	(1,484)	(5,220)
Net client cash flows	(162)	(177)	(331)	(498)	(285)	(2)	265	449	236	(505)	(655)	150	(505)
Investment returns and other	2,348	2,042	341	805	699	3	87	162	58	6,545	3,037	3,508	6,545
Net transfers[2]	—	—	—	—	—	—	—	—	—	—	(238)	238	—
Ending assets under management	$33,018	$26,592	$7,180	$20,178	$18,863	$202	$3,735	$2,839	$1,236	$113,843	$54,095	$59,748	$113,843
Average assets under management	$31,736	$25,468	$7,094	$19,857	$18,597	$198	$3,582	$2,529	$1,140	$110,201	$52,670	$57,531	$110,201

______________________________________
1 Separate account AUM consists of the assets we manage in or through vehicles other than Artisan Funds or Artisan Global Funds. Separate account AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts, in funds (both public and private) that we sub-advise, and in our own privately offered funds.
2 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 6
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Six Months Ended	By Investment Team										By Vehicle
	Growth	Global Equity	U.S. Value	International Value	Global Value	Sustainable Emerging Markets	Credit	Developing World	Thematic	Total	Artisan Funds & Artisan Global Funds	Separate Accounts [1]	Total
June 30, 2020
Beginning assets under management	$34,793	$27,860	$7,402	$22,000	$19,707	$234	$3,850	$3,374	$1,796	$121,016	$57,288	$63,728	$121,016
Gross client cash inflows	4,904	2,759	696	3,978	1,715	305	1,578	1,530	915	18,380	11,543	6,837	18,380
Gross client cash outflows	(3,780)	(3,509)	(1,044)	(3,543)	(1,762)	(11)	(1,007)	(641)	(201)	(15,498)	(10,590)	(4,908)	(15,498)
Net client cash flows	1,124	(750)	(348)	435	(47)	294	571	889	714	2,882	953	1,929	2,882
Investment returns and other	5,162	(1,663)	(1,042)	(3,242)	(3,647)	(51)	(70)	1,133	96	(3,324)	(1,626)	(1,698)	(3,324)
Net transfers[2]	—	—	—	—	—	—	—	—	—	—	(65)	65	—
Ending assets under management	$41,079	$25,447	$6,012	$19,193	$16,013	$477	$4,351	$5,396	$2,606	$120,574	$56,550	$64,024	$120,574
Average assets under management	$34,603	$25,252	$6,037	$18,980	$16,452	$387	$3,860	$3,953	$2,114	$111,638	$52,563	$59,075	$111,638

June 30, 2019
Beginning assets under management	$26,251	$22,967	$6,577	$17,681	$17,113	$179	$2,860	$1,993	$603	$96,224	$46,654	$49,570	$96,224
Gross client cash inflows	2,237	2,073	280	1,992	524	7	961	778	563	9,415	6,547	2,868	9,415
Gross client cash outflows	(2,767)	(2,922)	(836)	(2,097)	(1,432)	(7)	(361)	(535)	(73)	(11,030)	(7,849)	(3,181)	(11,030)
Net client cash flows	(530)	(849)	(556)	(105)	(908)	—	600	243	490	(1,615)	(1,302)	(313)	(1,615)
Investment returns and other	7,297	4,474	1,159	2,602	2,658	23	275	603	143	19,234	8,981	10,253	19,234
Net transfers[2]	—	—	—	—	—	—	—	—	—	—	(238)	238	—
Ending assets under management	$33,018	$26,592	$7,180	$20,178	$18,863	$202	$3,735	$2,839	$1,236	$113,843	$54,095	$59,748	$113,843
Average assets under management	$30,494	$24,837	$7,136	$19,652	$18,565	$197	$3,372	$2,341	$988	$107,582	$51,635	$55,947	$107,582

______________________________________
1 Separate account AUM consists of the assets we manage in or through vehicles other than Artisan Funds or Artisan Global Funds. Separate account AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts, in funds (both public and private) that we sub-advise, and in our own privately offered funds.
2 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of June 30, 2020
(unaudited)

	Composite							Average Annual Value-Added [2] Since Inception (bps)
	Inception	Strategy AUM	Average Annual Total Returns (%)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Growth Team
Global Opportunities Strategy	2/1/2007	$21,469	23.41%	15.89%	14.31%	16.81%	11.68%	689
MSCI All Country World Index			2.11%	6.13%	6.45%	9.15%	4.79%
Global Discovery Strategy	9/1/2017	$1,018	24.36%	--	--	--	20.25%	1,491
MSCI All Country World Index			2.11%	--	--	--	5.34%
US Mid-Cap Growth Strategy	4/1/1997	$13,900	26.09%	20.25%	14.51%	17.59%	15.82%	611
Russell Midcap® Index			(2.24)%	5.79%	6.75%	12.34%	9.71%
Russell Midcap® Growth Index			11.91%	14.74%	11.59%	15.08%	9.63%
US Small-Cap Growth Strategy	4/1/1995	$4,692	26.17%	23.87%	16.76%	19.15%	11.85%	340
Russell 2000® Index			(6.63)%	2.01%	4.28%	10.49%	8.45%
Russell 2000® Growth Index			3.48%	7.85%	6.85%	12.91%	7.68%
Global Equity Team
Global Equity Strategy	4/1/2010	$2,104	12.27%	16.00%	11.10%	14.81%	13.13%	558
MSCI All Country World Index			2.11%	6.13%	6.45%	9.15%	7.55%
Non-US Growth Strategy	1/1/1996	$19,976	0.81%	6.43%	4.31%	9.18%	9.81%	552
MSCI EAFE Index			(5.13)%	0.81%	2.05%	5.72%	4.29%
Non-US Small-Mid Growth Strategy	1/1/2019	$3,367	12.29%	--	--	--	24.76%	2,026
MSCI All Country World Index Ex USA Small Mid Cap			(5.13)%	--	--	--	4.50%
US Value Team
Value Equity Strategy	7/1/2005	$2,832	(5.53)%	2.27%	5.83%	10.17%	7.19%	(171)
Russell 1000® Index			7.48%	10.63%	10.46%	13.96%	8.90%
Russell 1000® Value Index			(8.84)%	1.82%	4.64%	10.40%	6.23%
US Mid-Cap Value Strategy	4/1/1999	$3,180	(13.16)%	(0.84)%	2.73%	9.17%	11.27%	243
Russell Midcap® Index			(2.24)%	5.79%	6.75%	12.34%	8.84%
Russell Midcap® Value Index			(11.81)%	(0.54)%	3.32%	10.28%	8.48%
International Value Team
International Value Strategy	7/1/2002	$19,193	(6.91)%	0.04%	3.00%	9.12%	10.57%	520
MSCI EAFE Index			(5.13)%	0.81%	2.05%	5.72%	5.37%
Global Value Team
Global Value Strategy	7/1/2007	$16,000	(11.58)%	(0.13)%	3.81%	10.32%	6.71%	245
MSCI All Country World Index			2.11%	6.13%	6.45%	9.15%	4.26%
Select Equity Strategy	3/1/2020	$13	--	--	--	--	(5.50)%	(1,115)
S&P 500 Market Index			--	--	--	--	5.65%
Sustainable Emerging Markets Team
Sustainable Emerging Markets Strategy	7/1/2006	$477	(2.14)%	3.82%	6.56%	3.73%	5.24%	73
MSCI Emerging Markets Index			(3.39)%	1.89%	2.86%	3.27%	4.51%
Credit Team
High Income Strategy	4/1/2014	$4,278	2.13%	4.77%	6.58%	--	6.42%	245
ICE BofA U.S. High Yield Master II Total Return Index			(1.10)%	2.94%	4.58%	--	3.97%
Developing World Team
Developing World Strategy	7/1/2015	$5,396	39.32%	20.48%	16.40%	--	16.40%	1,354
MSCI Emerging Markets Index			(3.39)%	1.89%	2.86%	--	2.86%
Thematic Team
Thematic Strategy	5/1/2017	$1,859	15.34%	24.51%	--	--	24.66%	1,383
S&P 500 Market Index (Total Return)			7.50%	10.72%	--	--	10.83%
Other Assets Under Management[3]		$820

Total Assets Under Management		$120,574
______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 10% of our assets under management at June 30, 2020, are maintained in separate composites, which are not presented in these materials). Returns for periods less than one year are not annualized.

2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy. Value-added for periods less than one year is not annualized. The Artisan High Income Strategy may hold loans and other security types that may not be included in the ICE BofA U.S. High Yield Master II Total Return Index. At times, this causes material differences in relative performance. The Thematic strategy's investments in initial public offerings (IPOs) made a material contribution to performance. IPO investments may contribute significantly to a small portfolio’s return, an effect that will generally decrease as assets grow. IPO investments may be unavailable in the future.
3 Other Assets Under Management includes AUM managed by the Credit Team in the Credit Opportunities strategy and by the Thematic Team in the Thematic Long/Short strategy, respectively. Strategy specific information has been omitted.